RESCISSION AGREEMENT

This RESCISSION AGREEMENT (this “Agreement”) is made as of October 28, 2005 by and among NT Holding Corp., a Nevada corporation (“NT”), Alan Lew (“Lew”), Communications Holding Corp. (“CHC”), Newfair Associates Limited (“Newfair”) and IW Asset Management Limited (“IW Asset Mgt”), Kong Kwan Tung (“Tung”), Michael Chin Som Hsia (“Hsia”), Rick Key International Investment Limited (“Rick Key”), Investing in Industry, Inc. (“Investing in Industry”), Robert Papiri (“Papiri”) and Perfect Field Limited (“Perfect Field,” collectively with NT, Alan Lew, CHC, Newfair, IW Asset Mgt, Tung, Hsia, Rick Key, Investing in Industry, Papiri referred to herein as the “Parties”), and is made with reference to the following undisputed facts:

A.        NT, Lew, Newfair, IW Asset Mgt and Perfect Field entered into that certain Agreement for Share Exchange dated August 15, 2005 (the “Share Exchange Agreement”) pursuant to which NT acquired all of the issued and outstanding common stock of Newfair (the “Newfair Stock”) and NT issued to IW Asset Mgt 15,957,280 shares of its common stock (the “IW Asset Mgt Stock”), Kong Kwan Tung 3,489,320 shares of its common stock (the “Tung Stock”), Michael Chin Som Hsia 500,000 shares of its common stock (the “Hsia Stock”), Rick Key International Investment Limited (the “Rick Key Stock”), Investing in Industry, Inc. 157,500 shares of its common stock (the “Investing in Industry Stock”), Robert Papiri 157,500 shares of its common stock (the “Papiri Stock”) and Alan Lew 200,000 shares of its common stock (the “Lew Stock”).

B.         The transactions contemplated by the Share Exchange Agreement closed on August 15, 2005 (the “Closing Date”).

C.         On the Closing Date the Parties agreed that the new management of NT would timely file its Amendment to Current Report on Form 8K (the “8K/A”)to attach financial statements of Newfair as required by the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

D.	Lew was notified that the 8K/A would not be filed on time.

E.         The Parties now desire to rescind all transactions and actions contemplated by the Share Exchange Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Rescission. Effective as of the original date of this agreement, August 15, 2005, and anything in the Share Exchange Agreement to the contrary notwithstanding, all transactions, actions, covenants set forth in the Share Exchange Agreement are hereby rescinded and all Parties hereby agree to co-operate with reverting the Parties back to before the Closing Date.

2.          Return of Shares. NT shall return all of the Newfair Stock acquired pursuant to the Share Exchange Agreement back to IW Asset Mgt and Perfect Field in the same proportion as held by IW Asset Mgt and Perfect Field immediately prior to the Closing Date. Each of IW Asset Mgt, Kong Kwan Tung, Michael Chin Som Hsia, Rick Key International Investment Limited, Investing in Industry, Inc., Robert Papiri and Lew shall return the IW Asset Mgt Stock, the Tung Stock, the Hsia Stock, the Rick Key Stock, the Investing in Industry Stock, the Papiri Stock and the Lew Stock, respectively back to NT and such share of stock shall be cancelled.

3.          Management Replacement. Yue Wei and Ivan Wong of NT shall resign as Directors as of the date of this Agreement. The current officers of NT shall also resign as of the date of this Agreement and Alan Lew shall be appointed as President and Chief Executive Officer.

4.          Waiver of Indemnification. Each of the Parties hereby waives any right to indemnification pursuant to Article VIII of the Share Exchange Agreement.

5.          Release. Except for the rights and obligations of the Parties arising from this Agreement, each of the Parties hereby, for himself/itself, his/its employees, agents, partners, members, representatives, controlled entities and affiliates, successors and assigns, discharges and releases all other Parties and its past and present employees, agents, executors, administrators, trustees, heirs, attorneys, partners, insurers, representatives, assigns, predecessors, successors and related entities (the “Released Parties”), from any and all claims, damages, actions, judgments, obligations, attorneys’ fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the Share Exchange Agreement and any and all other matters of any nature whatsoever in connection with the Share Exchange Agreement.

6.          Waiver of Unknown Claims. It is understood and agreed that the releases set forth hereinabove extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected and any and all rights under the provisions of Section 1542 of the Civil Code of California or under any comparable statute of any other jurisdiction. Each of the Parties expressly acknowledges that he/it is familiar with and expressly waives and relinquishes every right or benefit he/it has or may have under the provisions of Section 1542 of the Civil Code of California which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

7.          Entire Agreement. This Agreement constitutes the entire contract between the parties and it supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties relating to the subject matter hereof. There are no other understandings, statements, promises or inducements among the parties, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by any party hereto regarding the subject matter hereof.

8.          Invalidity of Provisions. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

9.          Attorneys’ Fees and Costs. In the event that any action or proceeding is brought to enforce this Agreement, then the non-prevailing party shall be liable to the prevailing party for all expenses and costs incurred by the prevailing party in protecting or enforcing its rights hereunder, including but not limited to reasonable attorneys’ fees and costs regardless of whether those costs are expressly permitted by the California Code of Civil Procedure.

10.        Modification, Amendment or Waiver. No supplement, modification, amendment, or waiver of any term, provision or condition of this Agreement shall be binding or enforceable unless executed in writing by all the parties hereto.

11.        Interpretation. The parties acknowledge and represent that all parties have assisted in the preparation of this document and any ambiguities contained herein should not be presumptively construed against any party.

12.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one with the same instrument.

13.        Deposit.                       Newfair had paid $15,000 as a deposit to NT Holding Corp. NewFair agrees that it was non-refundable and has no recourse to the said amount.

14.        Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of California, U.S.A. Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in Los Angeles County, California.

15.	Copies or Facsimiles. Copies or Faxed signatures will carry same weight as originals.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

NT Holding Corp., a Nevada corporation

By:	/s/ Ivan Wong
Name:	Ivan Wong
Title:	President

Communications Holding Corp.

/s/ Andre Todd

Newfair Associates Limited

By:	/s/ Ivan Wong
Name:	Ivan Wong
Title:	President

IW Asset Management Limited

By:	/s/ Ivan Wong
Name:	Ivan Wong
Title:	President

Rick Key International Investment Limited

By:	/s/ Clarence Chan
Name:	Clarence Chan
Title:	President

Investing in Industry, Inc.

By:	/s/ Robert Papiri
Name:	Robert Papiri
Title:	President

Perfect Field Limited

By:	/s/ Ivan Wong
Name:	Ivan Wong
Title:	President

/s/ Alan Lew	/s/ Kong Kwan Tung
Alan Lew	Kong Kwan Tung

/s/ Michael Chin Som Hsia	/s/ Robert Papiri
Michael Chin Som Hsia	Robert Papiri